Exhibit 10.80

PARTIAL RELEASE OF COLLATERAL AND AMENDMENT NO. 7 TO AMENDED AND RESTATED

LOAN AGREEMENT

THIS PARTIAL RELEASE OF COLLATERAL AND AMENDMENT NO. 7 TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of January 26, 2010 (the “Release”) is made pursuant to that certain Amended and Restated Loan Agreement dated as of August 8, 2007 (as amended, modified or supplemented from time to time, the “Agreement”), among JARDEN RECEIVABLES, LLC, as Borrower (the “Borrower”), a Delaware limited liability company, JARDEN CORPORATION, a Delaware corporation, as Servicer (the “Servicer”), SUNTRUST ROBINSON HUMPHREY, INC., a Tennessee corporation, as agent and administrator for the Lender (the “Administrator”) and THREE PILLARS FUNDING LLC, a Delaware limited liability company, as Lender (the “Lender”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Servicer, the Administrator and the Lender have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Agreement, terms used in this Release shall have the meanings assigned in the Agreement.

Section 2. Partial Release.

(a) The Administrator, on behalf of the Secured Parties, hereby releases its security interest in the Borrower’s right, title and interest in and to all Receivables which were sold or contributed by JT Sports LLC pursuant to the Receivables Contribution and Sale Agreement and all Collections, Related Security and Receivables Files solely related thereto (the “Released Collateral”). On the date hereof, the Released Collateral shall be deemed to be forever released and discharged from the security interest granted to the Administrator (for the benefit of the Secured Parties) pursuant to the Agreement. This release is made without any representation, warranty or recourse of any kind. All Collateral other than the Released Collateral shall remain subject to the security interest granted pursuant to the Agreement. The Borrower hereby represents that no Amortization Event or Event of Default has occurred and is continuing pursuant to the Agreement or will arise as a result of the release of the Released Collateral hereunder.

(b) Each of the parties hereto also agrees that from time to time, at the expense of the Borrower, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to implement the terms of this Release including, with limitation, executing and filing such UCC termination statements, and such other instruments or notices, as the Borrower or the Administrator may reasonably determine to be necessary or appropriate.

Section 3. Amendments. The definition of “Receivable” appearing in Section 1.1 of the Agreement shall be amended by deleting the period at the end of such definition and inserting the following proviso in lieu thereof “, provided further, that notwithstanding the foregoing any indebtedness or other obligations which are owing to JT Sports LLC shall not be deemed to be a “Receivable” for purposes of this Agreement.”

Section 4. Agreement in Full Force and Effect/Effectiveness of Release. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. This Release shall be effective as of the date first set forth above.

Section 5. Execution in Counterparts, Effectiveness. This Release may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Release by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Release.

Section 6. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Partial Release of Collateral and Amendment No. 7 to Amended and Restated Loan Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

JARDEN RECEIVABLES, LLC, as Borrower

By:	/s/ John E. Capps
Title	VP, Sunbeam Products, Inc. (Manager and Sole Member)

JARDEN CORPORATION, as Servicer

By:	/s/ John E. Capps
Title	Senior Vice President, General Counsel and Secretary

SUNTRUST ROBINSON HUMPHREY, INC., as Administrator

By:	/s/ Kecia Howson
Title	Director

THREE PILLARS FUNDING LLC, as Lender

By:	/s/ Doris J. Hearn
Title	Vice President